UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2020

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2020, PAR Technology Corporation (“PAR,” “Company,” “we,” “our” or “us”) entered into a Purchase Agreement between PAR and Jefferies LLC, (the “Initial Purchaser”), relating to its issuance and sale of $120 million in aggregate principal amount of 2.875% Convertible Senior Notes due 2026 (the “2026 notes”). The closing with respect to the issuance and sale of the 2026 notes occurred on February 10, 2020, including the simultaneous closing of the full exercise on February 6, 2020 of the Initial Purchaser’s option to purchase an additional $15 million in aggregate principal amount of 2026 notes.

PAR received approximately $115.9 million of net proceeds from the issuance and sale of the 2026 notes, including net proceeds from the option to purchase additional 2026 notes. Approximately $66.25 million (excluding cash payments relating to accrued interest and fractional shares) of the proceeds and 722,423 shares of the Company’s common stock, par value $0.02 per share, will be used to repurchase $66.25 million in aggregate principal amount of the Company’s outstanding 4.500% convertible senior notes due 2024 (the “2024 notes”) through individually negotiated transactions. PAR intends to use the remaining proceeds for general corporate purposes, including continued funding investment in PAR’s Brink business and for other working capital needs. PAR may also use a portion of the proceeds to acquire or invest in other assets complementary to its business.

The 2026 notes are senior, unsecured obligations of PAR. The 2026 notes will pay interest at a rate equal to 2.875% per year. Interest on the 2026 notes will be payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2020. Interest will accrue on the 2026 notes from the last date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 15, 2020. Unless earlier converted, redeemed or repurchased, the 2026 notes will mature on April 15, 2026.

The 2026 notes are convertible, at the option of the holder, at any time prior to the close of business on the business day immediately preceding October 15, 2025, but only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2020 (and only during such calendar quarter), if the last reported sale price of PAR’s common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on such trading day; (2) during the five consecutive business day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the ‘‘measurement period’’) in which the trading price (as defined in the offering memorandum) per $1,000 principal amount of the 2026 notes, as determined following a request by a holder of the 2026 notes, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of PAR’s common stock and the conversion rate on such trading day; (3) upon the occurrence of certain specified corporate events; or (4) if PAR has called the 2026 notes for redemption. In addition, regardless of the foregoing circumstances, holders may convert their 2026 notes at any time on or after October 15, 2025 until the close of business on the second business day immediately preceding the maturity date. Upon conversion, PAR will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of PAR common stock or a combination of cash and shares of PAR common stock, at PAR’s election.

Indenture

The 2026 notes were issued pursuant to an indenture, dated February 10, 2020, between PAR and The Bank of New York Mellon Trust Company, N.A. (“Trustee”), referred to herein as the “Indenture.” The Indenture contains covenants that, among other things, restrict PAR’s ability to merge, consolidate or sell, or otherwise dispose of, substantially all of its assets. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including: default in the payment when due (at maturity, upon redemption or otherwise) of the principal of the 2026 notes; default for 30 days in the payment when due of interest on the 2026 notes; failure to comply with covenants and other obligations under the Indenture, including delivery of required notices and obligations in connection with conversion, in certain cases subject to notice and grace periods; payment defaults and accelerations with respect to other indebtedness of PAR and its significant subsidiaries in the aggregate principal amount of $15.0 million or more; failure by PAR or its significant subsidiaries to pay certain final judgments aggregating in excess of $15.0 million within 60 consecutive days of such final judgment; and specified events involving bankruptcy, insolvency or reorganization of PAR or its significant subsidiaries.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the 2026 notes then outstanding may declare all the 2026 notes to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding 2026 notes will become due and payable immediately without further action or notice.

Note Repurchase Transactions

On February 5, 2020, the Company entered into separate and privately negotiated transactions with certain holders of its 2024 notes to repurchase $66.25 million aggregate principal amount of the outstanding 2024 notes (each, a “2024 Notes Repurchase Transaction” and, collectively, the “2024 Notes Repurchase Transactions”). The 2024 Notes Repurchase Transactions will be consummated pursuant to individually negotiated repurchase agreements with the holders of the 2024 notes (each such agreement, a “Note Repurchase Agreement”). The closing with respect to each of the 2024 Notes Repurchase Transactions is expected to occur on or about February 10, 2020. In connection with the closing, the Company will issue 722,423 shares of its common stock in the aggregate and pay a cash amount of $66.25 million (excluding cash payments relating to accrued interest and fractional shares) in the aggregate for the 2024 notes being repurchased in the 2024 Notes Repurchase Transactions. Following the completion of the 2024 Notes Repurchase Transactions, $13.75 million in aggregate principal amount of 2024 notes will remain outstanding.

A copy of the Purchase Agreement, the Indenture and the form of Note Repurchase Agreement are attached hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The description of the 2026 notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Indenture.

The Purchase Agreement, Indenture and form of Note Repurchase Agreement have been filed as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their respective terms. They are not intended to provide any other factual information about the Company. Any representations, warranties and covenants contained in these agreements were made solely for purposes of such agreements and as of specific dates and were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.  Any representations and warranties in such agreements were made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof in such agreements as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of any such representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference herein.

The 2026 notes and the shares of PAR’s common stock into which the 2026 notes are convertible were offered and sold pursuant to exemptions from registration requirements afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 144A under the Securities Act. The issuance of the shares of common stock in connection with each 2024 Notes Repurchase Transaction will be made pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any offer, solicitation or sale of any securities in any state in which such offer, solicitation or sale would be unlawful. Neither the 2026 notes or the 2024 notes have been, nor will be, registered under the Securities Act, or applicable state securities laws, and neither the 2026 notes or the 2024 notes may be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Caution Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including: risks related to the intended use of the proceeds of the offering and the fact that the Company’s management will have broad discretion in the use of the proceeds from any sale of the 2026 notes; delays in new product development and/or product introduction; changes in customer base, or in product and service demands from our customers, particularly as to the two restaurant chain customers and the U.S. Department of Defense, each of which represent a significant portion of our revenue; risks associated with the internal investigation into conduct at our China and Singapore offices, including sanctions and fines that may be imposed by China and Singapore authorities; our ability to successfully integrate our recent acquisitions and realize expected synergies therefrom; and our ability to execute our business plan and grow our Brink business. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our quarterly reports, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of February 10, 2020, between PAR Technology Corporation, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of Global Note (included in Exhibit 4.1).

10.1	Purchase Agreement, dated February 5, 2020, by and between PAR Technology Corporation and Jefferies LLC, as Initial Purchaser.

10.2	Form of Note Repurchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: February 10, 2020	/s/ Bryan A. Menar
By: Bryan A. Menar
Title: Chief Financial and Accounting Officer
(Principal Financial Officer)